Exhibit 99.1
THE REALREAL ANNOUNCES FIRST QUARTER 2023 RESULTS
Q1 2023 Gross Merchandise Value Increased 4% Year-Over-Year
Q1 2023 Total Revenue Decreased 3% Year-Over-Year
Q1 2023 Consignment Revenue Grew 22% Year-Over-Year

SAN FRANCISCO, May 9, 2023 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its first quarter ended March 31, 2023. The company reported a higher take rate and higher gross margins compared to the same period in 2022. First quarter 2023 gross merchandise value (GMV) increased 4%, compared to the same period in 2022.

“During the first quarter of 2023, we made progress on our financial and operating results. For the quarter, revenue exceeded the mid-point of our guidance, and Adjusted EBITDA exceeded the high-end of our guidance range. We believe our strategy of re-focusing efforts on the higher margin consignment business is starting to deliver results. During the first quarter, consignment revenue grew 22%, and direct revenue declined 49% year-over-year. Additionally, we made progress on minimizing lower-value consigned items. As a result of these actions, we expanded our gross margin in the first quarter, and we were able to deliver a higher take rate, more gross profit dollars, and improved profitability. ” said John Koryl, Chief Executive Officer of The RealReal.

Koryl added, “The early results from our key initiatives are encouraging, and we continue to believe that taking these steps will help us achieve profitability. Importantly, we continue to project that we are on track to achieve Adjusted EBITDA profitability on a full year basis in 2024.”
First Quarter Financial Highlights
•GMV was $444 million, an increase of 4% compared to the same period in 2022
•Total Revenue was $142 million, a decrease of 3% compared to the same period in 2022
•Gross Profit was $90 million, an increase of $11 million compared to the same period in 2022
•Net Loss was $(82.5) million or (58.1)% of total revenue, including a restructuring charge of $36.4 million, compared to $(57.4) million or (39.1)% of total revenue in the same period in 2022
•Adjusted EBITDA was $(27.3) million or (19.2)% of total revenue compared to $(35.3) million or (24.1)% of total revenue in the first quarter of 2022
•GAAP basic and diluted net loss per share was $(0.83) compared to $(0.61) in the prior year period
•Non-GAAP net loss attributable to common shareholders per share, basic and diluted, was $(0.36) compared to $(0.47) in the prior year period
•Top-line-related Metrics
◦Active buyers reached 1,014,000, an increase of 22% compared to the same period in 2022
◦Orders reached 891,000, an increase of 1% compared to the same period in 2022
◦Average order value (AOV) was $499, an increase of 2% compared to the same period in 2022
◦Higher AOV was driven by a year-over-year increase in average selling prices (ASPs), partially offset by decreased units per transaction (UPT)
◦GMV from repeat buyers was 86% compared to 85% in the first quarter of 2022

Q2 and Full Year 2023 Guidance
Based on market conditions as of May 9, 2023, we are providing guidance for the second quarter and full year 2023 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q2 2023	Full Year 2023
GMV	$400 - $430 million	$1.7 - $1.8 billion
Total Revenue	$125 - $135 million	$535 - $565 million
Adjusted EBITDA	$(29) - $(25) million	$(75) - $(65) million

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to answer questions regarding its first quarter 2023 results. Investors and analysts can access the call at https://register.vevent.com/register/BIa37d935bbc144ea8a6d4a4398f35639b. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 32 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service.
Investor Relations Contact:
Caitlin Howe
Senior Vice President, Investor Relations
IR@therealreal.com
Press Contact:
Laura Hogya
Head of Communications
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, disruptions in the financial industry, inflation and the COVID-19 pandemic, our ability to achieve anticipated savings in connection with our real estate reduction plan and associated workforce reduction, and our financial guidance, timeline to profitability, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, inflation, macroeconomic uncertainty, disruptions to the the financial industry, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Consignment revenue	$102,643	$83,989
Direct revenue	24,953	48,823
Shipping services revenue	14,308	13,888
Total revenue	141,904	146,700
Cost of revenue:
Cost of consignment revenue	15,529	13,733
Cost of direct revenue	25,030	40,034
Cost of shipping services revenue	11,362	14,316
Total cost of revenue	51,921	68,083
Gross profit	89,983	78,617
Operating expenses:
Marketing	17,518	17,961
Operations and technology	68,032	67,101
Selling, general and administrative	49,845	48,262
Restructuring charges	36,388	—
Total operating expenses (1)	171,783	133,324
Loss from operations	(81,800)	(54,707)
Interest income	2,053	98
Interest expense	(2,667)	(2,664)
Other income (expense), net	—	(139)
Loss before provision for income taxes	(82,414)	(57,412)
Provision for income taxes	86	—
Net loss attributable to common stockholders	$(82,500)	$(57,412)
Net loss per share attributable to common stockholders, basic and diluted	$(0.83)	$(0.61)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	99,608,071	93,476,106

(1) Includes stock-based compensation as follows:
Marketing	$450	$593
Operating and technology	3,691	5,249
Selling, general and administrative	4,850	6,672
Total	$8,991	$12,514

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$247,145	$293,793
Accounts receivable, net	8,941	12,207
Inventory, net	30,843	42,967
Prepaid expenses and other current assets	24,202	23,291
Total current assets	311,131	372,258
Property and equipment, net	101,876	112,679
Operating lease right-of-use assets	95,587	127,955
Other assets	3,160	2,749
Total assets	$511,754	$615,641
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$8,867	$11,902
Accrued consignor payable	72,114	81,543
Operating lease liabilities, current portion	20,691	20,776
Other accrued and current liabilities	82,271	93,292
Total current liabilities	183,943	207,513
Operating lease liabilities, net of current portion	117,553	125,118
Convertible senior notes, net	450,481	449,848
Other noncurrent liabilities	3,297	3,254
Total liabilities	755,274	785,733
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2023, and December 31, 2022; 100,152,432 and 99,088,172 shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively	1	1
Additional paid-in capital	790,132	781,060
Accumulated deficit	(1,033,653)	(951,153)
Total stockholders’ equity (deficit)	(243,520)	(170,092)
Total liabilities and stockholders’ equity (deficit)	$511,754	$615,641

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(82,500)	$(57,412)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	7,821	6,364
Stock-based compensation expense	8,991	12,514
Reduction of operating lease right-of-use assets	5,172	4,797
Bad debt expense	651	193
Accrued interest on convertible notes	575	575
Accretion of debt discounts and issuance costs	633	641
Loss on disposal/sale of property and equipment and impairment of capitalized proprietary software	36	175
Property, plant, equipment, and right-of-use asset impairments	32,891	—
Provision for inventory write-downs and shrinkage	3,446	1,809
Other adjustments	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,615	(602)
Inventory, net	8,678	(4,492)
Prepaid expenses and other current assets	(1,139)	(426)
Other assets	(461)	(779)
Operating lease liability	(6,158)	(3,655)
Accounts payable	(1,385)	2,030
Accrued consignor payable	(9,429)	(2,389)
Other accrued and current liabilities	(894)	(8,627)
Other noncurrent liabilities	24	(70)
Net cash used in operating activities	(30,433)	(49,354)
Cash flow from investing activities:
Proceeds from maturities of short-term investments	—	—
Capitalized proprietary software development costs	(4,214)	(3,304)
Purchases of property and equipment	(11,706)	(5,143)
Net cash used in investing activities	(15,920)	(8,447)
Cash flow from financing activities:
Proceeds from exercise of stock options	—	637
Taxes paid related to restricted stock vesting	(295)	—
Net cash (used in) provided by financing activities	(295)	637
Net increase (decrease) in cash and cash equivalents	(46,648)	(57,164)
Cash and cash equivalents
Beginning of period	293,793	418,171
End of period	$247,145	$361,007

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Adjusted EBITDA Reconciliation:
Net loss	$(82,500)	$(57,412)
Depreciation and amortization	7,821	6,364
Interest income	(2,053)	(98)
Interest expense	2,667	2,664
Provision for income taxes	86	—
EBITDA	(73,979)	(48,482)
Stock-based compensation	8,991	12,514
CEO transition costs (1)	159	—
Payroll taxes expense on employee stock transactions	44	205
Legal settlement	1,100	304
Restructuring charges (2)	36,388	—
Other (income) expense, net	—	139
Adjusted EBITDA	$(27,297)	$(35,320)
(1) The CEO transition charges for the three months ended March 31, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(2) The restructuring charges for the three months ended March 31, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, and other charges, including legal and transportation expenses.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2023	2022
Net loss	$(82,500)	$(57,412)
Stock-based compensation	8,991	12,514
Payroll tax expense on employee stock transactions	44	205
CEO transition costs	159	—
Restructuring charges	36,388	—
Legal settlement	1,100	304
Provision for income taxes	86	—
Non-GAAP net loss attributable to common stockholders	$(35,732)	$(44,389)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	99,608,071	93,476,106
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.36)	$(0.47)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(30,433)	$(49,354)
Purchase of property and equipment and capitalized proprietary software development costs	(15,920)	(8,447)
Free Cash Flow	$(46,353)	$(57,801)

Key Financial and Operating Metrics:

	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023

GMV	$327,327	$350,001	$367,925	$437,179	$428,206	$454,163	$440,659	$492,955	$444,366
NMV	$244,162	$256,509	$273,417	$318,265	$310,511	$332,508	$325,105	$367,382	$327,805
Consignment Revenue	$64,887	$72,452	$78,373	$86,508	$83,989	$96,917	$93,874	$110,199	$102,643
Direct Revenue	$23,735	$22,460	$29,387	$45,262	$48,823	$42,646	$34,005	$33,252	$24,953
Shipping Services Revenue	10,195	10,000	11,078	13,355	13,888	14,872	14,824	16,204	14,308
Number of Orders	690	673	757	861	878	934	952	993	891
Take Rate	34.3%	34.5%	34.9%	35.0%	35.7%	36.1%	36.0%	35.7%	37.4%
Active Buyers	687	730	772	797	828	889	950	998	1,014
AOV	$474	$520	$486	$508	$487	$486	$463	$496	$499
% of GMV from Repeat Buyers	83.6%	84.5%	84.1%	83.8%	85.0%	84.7%	84.2%	84.0%	86.2%